UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☑	Definitive Information Statement

BERGIO INTERNATIONAL INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

BERGIO INTERNATIONAL, INC.
12 Daniel Road E.
Fairfield, New Jersey 07004

INFORMATION STATEMENT
(Definitive)

November 16, 2010

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

COPIES OF COMMUNICATIONS TO:
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Phone: 732-409-1212
Fax: 732-577-1188

GENERAL INFORMATION

To the Holders of Common Stock of Bergio International, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $.001 per share (the “Common Stock”), of Bergio International, Inc., a Delaware corporation (the “Company”), to notify such Stockholders that on September 1, 2010, the Company received a written consent in lieu of a meeting of Stockholders from a holder of 62,758,249 shares, representing approximately 50.641% of the 123,928,136 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholder”) to authorize 1-for-12 reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock (the “Reverse Stock Split”). There will not be an increase or decrease in authorized shares nor will it affect the par value per share of the Company’s Common Stock.

On September 1, 2010, the Board of Directors of the Company approved the Reverse Stock Split, subject to Stockholder approval. The Majority Stockholder approved the Reverse Stock Split by written consent in lieu of a meeting on September 1, 2010, in accordance with the Delaware General Corporations Law (“DGCL”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of these actions.

We will first mail this Information Statement to Stockholders on or about November 22, 2010.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board of Directors of the Company (the “Board”) believes that the Stockholders of the Company will benefit from the Reverse Stock Split because it will attract potential investment from outside investors, which will create a more liquid public market for the Company’s Common Stock.  In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified.  No assurances can be given that such investors will be found.

Accordingly, it was the Board’s opinion that the restructuring transaction described above would better position the Company to attract potential business candidates and provide the Stockholders with the greatest potential return. The Board approved the above action on September 1, 2010, and the Majority Shareholder of the Company approved the above action on September 1, 2010.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effect a 1-for-12 reverse stock split.  Under this reverse stock split, each 12 shares of our Common Stock will be converted automatically into one (1) share of our Common Stock.  To avoid the issuance of fractional shares of Company Common Stock, the Company will issue an additional share to all holders of fractional shares.  The Company anticipates that the effective date of the Reverse Stock Split will be December 10, 2010.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING STOCKHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED TWELVE-FOLD.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates.  The Board has proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after the reverse stock split.  The company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that such company’s stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities.  However, the effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders owning a fractional share. All Stockholders holding a fractional share shall be issued one additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 123,928,136 shares as of September 1, 2010, 2010 to approximately 10,327,345 shares (depending on the number of fractional shares that are issued or cancelled). The number of authorized shares and the par value of Common Stock will not be affected.  The following chart depicts the capitalization structure of the Company, both pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
200,000,000	123,928,136	76,071,864

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
200,000,000	10,327,345	189,672,655

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our Stockholders, nor will the respective voting rights and other rights of Stockholders be altered, except for possible immaterial changes. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by twelve). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The increase in the number of our authorized shares available for issuance could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to Stockholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares to frustrate the take-over effort.

As discussed below, the reason the Reverse Stock Split is being proposed is to increase the amount of shares the Company is able to issue in order to attract potential investors and conduct a financing.  This proposal is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

This proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split will be to permit the Company to pursue financing from investors and issue shares of Common Stock in exchange for the financing.  This is the main purpose for the Reverse Stock Split and if the Reverse Stock Split is not completed, the Company may not be able to issue additional shares sufficient to complete a financing.  The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to increase the amount of shares available in order to have the ability to issue shares and attract investors for a future financing.  The Company currently has no financing agreements pending.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The Company anticipates that the Reverse Stock Split will become effective on December 10, 2010, or as soon thereafter as is practicable, which we will refer to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Empire Stock Transfer, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal.

Our Stockholders are not entitled to appraisal rights under the Delaware General Corporations Law in connection with the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the Reverse Stock Split. Instead, an additional share shall be issued to all Stockholders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all Stockholders of fractional shares.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the Reverse Stock Split:

•
The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of Common Stock for every twelve pre-split shares of Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the consolidation.

•	Stockholders of record of Common Stock as of September 1, 2010, shall have their total shares reduced on the basis of 1 post-split share of Common Stock for every 12 pre-split shares outstanding.

•
As a result of the reduction of Common Stock, the pre-split total of issued and outstanding shares of 123,928,136 shall be consolidated to a total of approximately 10,327,345 issued and outstanding shares (depending on the number of fractional shares).

•	The Company's authorized number of Common Stock shall remain at 200,000,000 shares of Common Stock.

•	The par value of the Company's Common Stock will not change.

This action has been approved by the Board and the written consents of the Stockholders of the majority of the outstanding voting capital stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board has fixed the close of business on September 1, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder and, in accordance therewith, the Reverse Stock Split will not become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about November 22, 2010, to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxies and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)	Quarterly Report on Form 10-Q for the quarters ended September 30, 2010

(2)	Quarterly Report on Form 10-Q for the quarters ended June 30, 2010

(3)	Quarterly Report on Form 10-Q for the quarters ended March 31, 2010

OUTSTANDING VOTING SECURITIES

As of September 1, 2010, the date of the Consent by the Majority Stockholder, the Company had 123,928,136 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On September 1, 2010, the Majority Stockholder owning 62,758,249 shares (or approximately 50.641% of the 123,928,136 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Reverse Stock Split. Since the Reverse Stock Split has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company’s certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s Common Stock owned on September 1, 2010, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders (1)	Number of Shares Owned	Percent

Berge Abajian Chief Executive Officer and Chairman	62,758,249	50.641%

Arpi Abajian Secretary	65,652	* %

All Directors and Officers as a Group	62,820,901	50.691%

*Less than 1%

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the DGCL, the Company’s certificate of incorporation or By-Laws to dissent from any of the provisions adopted.

EFFECTIVE DATE OF REVERSE SPLIT

Pursuant to Rule 14c-2 under the Exchange Act, this Reverse Stock Split shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on December 10, 2010 or as soon thereafter and is practicable.

By Order of the Board of Directors

/s/ Berge Abajian
Berge Abajian
Chief Executive Officer & Chairman

Dated: November 16, 2010